UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

LINCOLNWAY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51764		20-1118105
(State or other jurisdiction of incorporation )	(Commission File Number)		(I.R.S. Employer Identification No.)

59511 W. Lincoln Highway	Nevada	IA	50201
(Address of principal executive offices)			(Zip Code)

515-232-1010
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 29, 2021, the Company commenced distribution of a letter announcing a distribution of approximately $5.2 million, equal to $50 per membership unit for unit-holders of record as of December 23, 2021. The Company anticipates paying the distribution on or before January 10, 2022. A copy of the letter is included as an exhibit to this report.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2021, Lincolnway Energy, LLC (the "Company") entered into a Unit Appreciation Rights Agreement (the "Agreement") with Seth Harder, the Company's CEO. The Agreement formalized a prior agreement between the Company and Mr. Harder regarding a grant of unit appreciation rights tied to 500 of the Company's membership units. The Agreement is not an actual grant of equity in the Company but is compensation related to the increased value of the Company's units over time. The effective date of the unit appreciation rights grant is November 25, 2020. Mr. Harder is entitled to the increased value of the Company's units in excess of $118.91 per unit. In addition, Mr. Harder is entitled to receive 80% of the value of any distribution paid per unit to the Company's equity holders.

The unit appreciation rights vest over a period of four years, starting on November 25, 2020. The unit appreciation rights that are not vested will lapse if Mr. Harder's employment with the Company is terminated for cause. The unit appreciation rights expire on November 25, 2030 unless they are exercised before that time.

Item 9.01 Financial Statements and Exhibits

(a) None

(b) None

(c) None

(d) Exhibits

Exhibit No.	Description
99.1	Letter to Lincolnway Energy, LLC Members Regarding Distribution
104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: December 30, 2021	/s/ Jeff Kistner
Jeff Kistner
Interim Chief Financial Officer